                         Consent of Independent Auditors



We consent to the reference to our firm under the captions "Experts" and "Financial Statements" and to the use of our reports dated February 23, 2001 with respect to the financial statements of EquiTrust Life Variable Account and February 5, 2001 with respect to the financial statements and schedules of EquiTrust Life Insurance Company, in Post-Effective Amendment No. 2 to the Registration Statement (Form S-6 No. 333-31482) and related Prospectus of EquiTrust Life Variable Account (Flexible Premium Last Survivor Variable Life Insurance Policy) dated May 1, 2001.



Des Moines, Iowa                                 /s/ Ernst & Young LLP
April 24, 2001